UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 3, 2010

DELTRON, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-130197	86-1147933
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

11377 Markon Drive

Garden Grove, CA 92841
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (714) 891-1795

Sabana Oeste, Restaurante Princessa Marina,

200 Metros Oeste y 100 mts Norte, Portón Verde, Frente SBC Computadoras,

San Jose, Republica de Costa Rica
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2010, the Board of Directors accepted the resignation of David Schindler as Secretary and member of the Board of Directors.

There have been no disagreements between Mr. Schindler and the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.  The Company has provided Mr. Schindler a copy of the disclosures it is making in this Item 5.02 no later than the day of filing this Form 8-K with the SEC.  The Company has also provided Mr. Schindler the opportunity to furnish the Company, as promptly as possible, a letter addressed to the Company stating whether he agrees with the statements made by the Company in this Item 5.02, and, if not, stating the respects in which he does not agree.  The Company will file any letter received by the Company with the SEC as an exhibit by an amendment to this Form 8-K within two business days after receipt by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Henry Larrucea

Henry Larrucea, President